EXHIBIT 10.29

NON-QUALIFIED STOCK OPTION GRANT

For good and valuable consideration, receipt of which is hereby acknowledged, Analogic Corporation, a Massachusetts Corporation (hereinafter called the “Company”), does hereby grant to NAME of CITY, STATE, (hereinafter called the “Grantee) as of DATE an option designated as a Non-Qualified Option to purchase Five Thousand (5,000) shares of Common Stock, of the par value of $.05 per share, of the Company, pursuant to the terms of the Company’s Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997, as Amended December 8, 2003 (hereinafter called the “Plan”). A copy of the Plan is annexed hereto and is incorporated herein in its entirety by reference.

The Grantee hereby accepts the Option granted herein subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1.	The price at which the shares of Common Stock may be purchased pursuant to this Option is PRICE per share, subject to adjustment as provided in the Plan.

2.	This Option may be exercised by the giving of written notice, in person or by registered mail, to the Company, marked “Attention: Treasurer”, at its principal place of business in Peabody, Massachusetts, of the election to purchase shares pursuant hereto, accompanied by the full purchase price of the shares being so purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, in cash or by certified or bank cashier’s check.

IN WITNESS WHEREOF, ANALOGIC CORPORATION has caused this grant to be signed by its duly authorized officer and its corporate seal to be hereto affixed this DAY - MONTH in the year

ANALOGIC CORPORATION

By

Its Treasurer

The foregoing option is hereby accepted on the terms and conditions set forth herein, and is expressly subject to all the provisions set forth in the Analogic Corporation Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997, as Amended December 8, 2003, a copy of which is annexed hereto.

Grantee